UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)
January 30, 2023

LOGITECH INTERNATIONAL S.A.
(Exact name of registrant as specified in its charter)

Canton of Vaud,	Switzerland	0-29174	None
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)

Logitech International S.A.
EPFL - Quartier de l'Innovation
Daniel Borel Innovation Center
1015 Lausanne, Switzerland
c/o Logitech Inc.
7700 Gateway Boulevard
Newark	California	94560
(Address of principal executive offices and zip code)

510	795-8500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐             Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Registered Shares	LOGN	SIX Swiss Exchange
Registered Shares	LOGI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) Appointment of Chief Financial Officer

On January 30, 2023, Logitech International S.A. (the “Company” or “Logitech”) announced that Charles Boynton will be joining the Company as the Chief Financial Officer of Logitech, effective on February 6, 2023.

Mr. Boynton, age 54, prior to joining Logitech, served as the Executive Vice President, Chief Financial Officer of Plantronics, Inc. (dba Poly), a technology company specializing in video and video solutions as well as team collaboration, from March 2019 to October 2022. Prior to joining Poly, Mr. Boynton served as Executive Vice President and Chief Financial Officer of SunPower Corporation, a global energy company and provider of solar power solutions, from March 2012 to May 2018, and continued as an Executive Vice President until July 2018. Mr. Boynton also served as the Chairman and Chief Executive Officer of 8point3 General Partner LLC, the general partner of 8point3 Energy Partners LP, an affiliate of SunPower, from March 2015 to June 2018. He also served as SunPower’s Principal Accounting Officer from October 2016 to March 2018. In March 2012, Mr. Boynton served as SunPower’s Acting Chief Financial Officer and from June 2010 to March 2012 he served as SunPower’s Vice President, Finance and Corporate Development, where he drove strategic investments, joint ventures, mergers and acquisitions, field finance and financial planning and analysis. Before joining SunPower in June 2010, Mr. Boynton was the Chief Financial Officer for ServiceSource, LLC from April 2008 to June 2010. Earlier in his career, Mr. Boynton held key financial positions at Intelliden, Commerce One, Inc., Kraft Foods, Inc., and Grant Thornton, LLP. Mr. Boynton earned his master’s degree in business administration at the Kellogg School of Management at Northwestern University and holds a Bachelor of Science degree in Accounting from the Kelley School of Business at Indiana University Bloomington.

The material compensatory terms of Mr. Boynton’s employment are set forth in an offer letter dated as of January 30, 2023. The following summary of the offer letter does not purport to be complete and is subject to and qualified in its entirety by the offer letter to be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending March 31, 2023.

Salary

Mr. Boynton’s annual base salary will be $600,000.

Mr. Boynton will be eligible to participate in Logitech’s Leadership Team Bonus Program (the “Bonus Program”), targeted at 90% of his base salary for a potential total target cash compensation of $1,140,000. For fiscal year 2023 (April 2022 – March 2023), Mr. Boynton’s payout under the Bonus Program will be prorated based upon his start date, provided he is an active employee of Logitech on the last day of the bonus performance period.

Equity Award

Mr. Boynton will also be eligible to participate in Logitech’s annual equity program. Grants in this annual equity program are subject to market conditions, Company performance and Compensation Committee approval and granted in the form of Performance Share Units (“PSUs”). The annual equity grants for a three-year performance period are approved in the March Board meeting and granted on April 15 each year. For April 15, 2023, the Company will propose a PSU grant of $2,750,000 subject to the terms and conditions of the applicable plan, including vesting requirements, in particular vesting following a three-year performance period, as approved by the Compensation Committee.

Benefits

Mr. Boynton will be entitled to participate in the compensation and benefit programs generally available to Logitech’s executive officers in the United States.

Mr. Boynton’s employment with the Company is for no specified period and constitutes at-will employment. As a result, Mr. Boynton may resign at any time, for any reason or for no reason. Similarly, the Company may conclude its employment relationship with Mr. Boynton at any time, with or without cause, and with or without notice.

The Company expects to enter into its standard form of indemnification agreement with Mr. Boynton.

Mr. Boynton has no other direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended, nor are any such transactions currently proposed. There are no arrangements or understandings between Mr. Boynton and any other persons pursuant to which Mr. Boynton was appointed as Chief Financial Officer, and there are no family relationships between Mr. Boynton and any director or executive officer of the Company.

A copy of the related news release issued by the Company on January 30, 2023 is attached hereto as Exhibit 99.1.

(b) Departure of Chief Financial Officer

In connection with the above, Mr. Olmstead resigned from his position as the CFO of the Company and as a member of Logitech's Group Management Team, effective as of February 6, 2023 or such other date that corresponds to his successor’s first day of employment, contingent upon acceptance by the Company. Mr. Olmstead intends to remain with Logitech through the transition period for the onboarding of the new Chief Financial Officer. Mr. Olmstead’s departure is not due to any disagreement with Logitech’s operations, policies or practices.

Item 9.01. Financial Statements and Exhibits.

d) Exhibits.

Exhibit	Description
99.1	News release of Logitech International S.A. dated January 30, 2023.
104	Cover Page Interactive Data File (Cover page XBRL tags are embedded within the Inline XBRL document)

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Logitech International S.A.

	By:	/s/ Bracken Darrell

Bracken Darrell
President and Chief Executive Officer

	By:	/s/ Prakash Arunkundrum

Prakash Arunkundrum
Chief Operating Officer
Date: 1/30/2023